Exhibit 10.17


        AGREEMENT OF SUBLEASE



                THIS AGREEMENT OF SUBLEASE is made as of the ___ day of April 1998, by and between REED ELSEVIER INC. a Massachusetts corporation (hereinafter referred to as "Sublandlord") and, DIAMOND MULTIMEDIA
SYSTEMS, INC. a Delaware Corporation (hereinafter referred to as
"Subtenant").


        W I T N E S S E T H:


                WHEREAS, Sublandlord is presently the tenant of the premises (hereinafter referred to as "Premises") in the building (hereinafter referred to as "Building") located at 2885-2895 Zanker Road, San Jose California pursuant to that certain Lease dated August 18, 1997 by and between Silicon Valley Properties, L.L.C. (hereinafter referred to as "Overlandlord") and Sublandlord (said lease is hereinafter called the "Primary Lease"). A copy of the Primary Lease with certain provisions excluded is attached hereto as Exhibit "A" and is by this reference incorporated herein; and

                WHEREAS, Sublandlord is desirous of subletting the entire Premises (hereinafter referred to as "Sub-Premises") to Subtenant and Subtenant is desirous of subletting same from Sublandlord.

                WHEREAS, Landlord would not enter into this Sublease without the guaranty of Guarantor.

                NOW, THEREFORE, for and in consideration of TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                1. Sub-Premises. Sublandlord hereby sublets the Sub-Premises to Subtenant and Subtenant hereby sublets the Sub-Premises from Sublandlord to be occupied for the uses permitted in the Primary Lease and no other use.

                2. Term. The term of this Sublease (hereinafter referred to as the "Term") shall commence on the earlier to occur of: the completion of improvements by Subtenant to the Sub-Premises necessary for Subtenant's use and occupancy of same; and (ii) July 1, 1998 (said date is hereinafter referred to as the "Commencement Date")and shall continue up to and including 11:59 p.m. on the 31st day of January 2003, unless sooner terminated due to the provisions hereof.

                3.      Rental.

                        A. Subtenant hereby agrees to pay to Sublandlord the sum of TWO MILLION EIGHT HUNDRED TWENTY-FOUR THOUSAND NINE HUNDRED SIXTY-FIVE AND 63/100 ($2,824,965.63) DOLLARS in monthly installments in advance, on the first day of the term hereof and on the first day of each month thereafter during the term of this Sublease (hereinafter referred to as "Base Rent") in the following amounts:

Period
Monthly Base
    Rent
Commencement Date - June 30, 1999
$46,903.00
July 1, 1999 - June 30, 2000
$49,248.15
July 1, 2000 - June 30, 2001
$51,710.56
July 1, 2001 - June 30, 2002
$54,296.09
July 1, 2002 - January 31, 2003
$57,010.29

   B. Subtenant shall pay to Sublandlord as additional rent, at least three (3) business days prior to the due date therefor under the Primary Lease, the Tenant's Share of Common Operating Expenses, as defined in the Primary Lease, payable with respect to the Term. Sublandlord may, in the event it is so required or requested under the Primary Lease by Overlandlord, require Subtenant to pay the aforesaid sums due pursuant to the Primary Lease in equal monthly installments in advance based upon Sublandlord's reasonable estimation of the amounts that will be due at the end of the year, quarter or other period that same is due under the Primary Lease. Once the final amount is determined, Subtenant will pay Sublandlord any additional amount that may be due within ten (10) days after demand thereof or in the case of overpayment Sublandlord shall, as it receives from the Overlandlord, refund the overpayment or credit same to the account of Subtenant.

   C. Subtenant shall pay to Sublandlord as additional rent, within ten (10) days of Sublandlord's written demand therefor, Tenant's Pro Rata Share of any other sums due and payable by Sublandlord under the Primary lease, except Monthly Base Rent and except for sums payable pursuant to Section 14.1 of the Primary Lease.

                        D. All rental and other payments to be made by Subtenant to Sublandlord shall be made without setoff, deduction or reductions of any kind in any amount for any reason whatsoever. All rental payments shall be made to Sublandlord at 275 Washington Street, Newton, Massachusetts 02158 or such other place as Sublandlord may from time to time designate.

                4.      Representations.

                        A. Sublandlord hereby warrants and represents that the Primary Lease is presently in full force and effect and without default on the part of the Sublandlord upon execution hereof and will so be at the commencement of the Term, and that no condition is now existing which would constitute a default under the Primary Lease with the giving of notice or lapse of time or both.

                        B. Sublandlord warrants and represents that, provided Subtenant is not in default hereunder, that it will continue to observe and perform all its obligations under the Primary Lease not assumed by Subtenant hereunder in order to prevent any default thereunder or breach thereof during the term of this Sublease.

                        C. Sublandlord warrants and represents that Exhibit "A" attached hereto is a true, correct and complete copy of the Primary Lease and all amendments thereto.

                5.      Primary Lease.

                        A. All the obligations contained in the Primary Lease imposed upon Sublandlord (as tenant therein) except the payment of Monthly Base Rent are hereby imposed upon Subtenant with respect to the Sub-Premises, provided that any duty or obligation therein required to be performed for the benefit of Overlandlord or right therein granted for the benefit of Overlandlord shall be deemed to be for the benefit of Overlandlord and Sublandlord except as specifically set forth to the contrary herein. Subtenant is hereby granted the right to receive all of the services to be provided to Sublandlord under the Primary Lease.
Subtenant covenants and agrees to fully and faithfully perform the terms and conditions of the Primary Lease and the Sublease on its part to be performed. Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as lessee, under the Primary Lease, to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty. Subtenant agrees, as an express inducement for Sublandlord's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Primary Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Primary Lease, then, the provisions of the Primary Lease shall prevail. If the Primary Lease terminates or is terminated for any reason whatsoever, then this Sublease shall automatically terminate simultaneously therewith. If Subtenant is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublandlord and Subtenant, except such liability theretofore accruing; however, if Subtenant is in default, the default provisions hereof shall control as to Subtenant's liability.

                        B. Sublandlord shall have no duty to perform any obligations of the Overlandlord and shall under no circumstances be responsible for or liable to Subtenant for any default, failure or delay on the part of the Overlandlord in the performance or observance of any obligations or covenants under the Primary Lease, nor shall such default of the Overlandlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except as expressly set forth in the Primary Lease.

                        C. All services to the Sub-Premises shall be furnished by Overlandlord or the appropriate utility company pursuant to the Primary Lease and Sublandlord shall in no event be obligated to furnish any such services or utilities nor shall Sublandlord be liable for any failure or deficiency in any such services or utility.

                        D. This Sublease and all the rights of the Subtenant hereunder are subject and subordinate to the Primary Lease. Subtenant covenants and agrees to observe and perform all of the covenants and obligations of the Sublandlord as tenant under the Primary Lease, but only the same related to the Sub-Premises. The failure of Subtenant to observe and perform the covenants and obligations of the Primary Lease shall be a default hereunder.

                        E. Provided Subtenant is not in default hereunder, Sublandlord agrees not to do or cause to be done or suffer or permit any act to be done which would or might cause the Primary Lease, or the rights of Sublandlord, as lessee, under the Primary Lease, to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder.
Sublandlord agrees to promptly deliver copies of notices, received by it under the Primary Lease which allege a default by Sublandlord thereunder and which are not cured by Sublandlord. Subtenant shall obtain all necessary consents from the Overlandlord required under the Primary
Lease. Should the consent of the Overlandlord be required prior to the taking or failure to take of any action, Subtenant shall, in addition to the consent of the Overlandlord, obtain the consent of Sublandlord which consent shall, provided the consent of the Overlandlord is granted, not be unreasonably withheld.

                6.      Default.

                        A. If Subtenant defaults in the payment of any sums payable hereunder when due, or if Subtenant defaults in the performance of any of the other obligations imposed upon it hereunder and fails to cure such default within three (3) days after written notice thereof to Subtenant, then, in either event, Sublandlord may, at its option, terminate this Sublease in which event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Premises but shall forthwith quit and surrender the Sub-Premises.

                        B. Notwithstanding anything to the contrary contained herein, Sublandlord may terminate this Sublease, without having given prior notice of default hereunder, if the act or omission of Subtenant would cause a default under the Primary Lease.

                        C. In the event that the Subtenant shall default under this Sublease and such default shall entitle the Sublandlord to possession of the Sub-Premises as hereinabove provided, the Sublandlord shall have the right to enter the Sub-Premises by any legal means, remove the Subtenant's property and effects, take and hold possession thereof, without terminating this Sublease or releasing the Subtenant in whole or in part, from Subtenant's obligations to pay rent and additional rent and all its other obligations hereunder for the full term, relet the Sub-
Premises or any part thereof, either in the name or for the account of the Subtenant, for such rent and for such term or terms as the Sublandlord may see fit, which term may, at Sublandlord's option, extend beyond the balance of the term of this Sublease. The Sublandlord shall not be required to accept any tenant offered by the Subtenant, or to observe any instructions given by the Subtenant about such reletting. In any such case, the Sublandlord may make such repairs, alterations and additions in and to the Sub-Premises and redecorate the same as it sees fit. The Subtenant shall pay the Sublandlord any deficiency between the rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, for the balance of the term of this Sublease, as well as any reasonable expenses incurred by the Sublandlord in such reletting including, but not limited to broker's fees, attorney's fees, the expense of repairing, altering and redecorating the Sub-
Premises and otherwise preparing the same for re-rental. All such expenses shall be paid by the Subtenant as additional rent upon demand by the Sublandlord. Any deficiency in rental shall be paid in monthly installments, upon statements rendered by the Sublandlord to the Subtenant, provided that the Sublandlord shall have the right to immediately declare the entire rental for the balance of the term due.
For the purpose of determining the deficiency in rent, whether payable in installments or the entire rental for the balance of the term, the rent reserved shall be deemed to be the fixed rent hereunder and all additional rent to be paid by Tenant as herein provided for, as reduced by any rent collected by reletting. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit to collect the deficiency for any subsequent months.

                        D. If the Subtenant is in default of its obligations under this Sublease, Sublandlord may cure the default and Subtenant shall forthwith pay to Sublandlord, as additional rent, a sum of money equal to all amounts expended by Sublandlord in curing such default. If suit is brought by Sublandlord on account of any default of Subtenant and if such default is established, Subtenant shall pay to Sublandlord all expenses of such suit including without limitation reasonable attorney's fees.
Any payment by Subtenant of a sum of money less than the entire amount due Sublandlord at the time of such payment shall be applied to the obligations of Subtenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Sublandlord shall be without prejudice to Sublandlord's right to obtain the balance due or pursue any other remedy available to Sublandlord both in law and in equity.

                        E. If Subtenant defaults in any payment of rent or additional rent, or any other payments to be made by Subtenant hereunder, interest shall accrue thereon from the due date until paid at a fluctuating rate equal to four percent (4%) over and above the Prime Rate (as hereinafter defined). The term "Prime Rate" when used herein shall mean the fluctuating annual rate of interest published by the Bank of America, N.T.S.A. from time to time during the term of this Agreement.
Any change in such rate shall take effect on the date of such change.

                        F. If, at any time during the term of this Sublease, there shall be filed by or against the Subtenant in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver, trustee or liquidator of all or any portion of the Subtenant's property or if the Subtenant makes an assignment for the benefit of creditors, or if the Subtenant admits in writing its inability to pay its debts, and if, within thirty (30) days thereafter, the Subtenant fails to secure a discharge thereof, this Sublease, at the option of the Sublandlord may be cancelled and terminated, in which event neither the Subtenant nor any person claiming through or under the Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Sub-Premises but shall forthwith quit and surrender the Sub-Premises.

                        G. In addition to any and all remedies set forth herein, Sublandlord shall have all remedies available at law or in equity and any and all remedies shall be cumulative and nonexclusive.

                7. No Representations. Sublandlord makes no representations with respect to this transaction or the Sub-Premises, except as specifically set forth herein, and Subtenant expressly acknowledges that no such representations have been made.

                8.      Waiver and Indemnity.

                        A. To the extent not expressly prohibited by law and except for those obligations which Sublandlord has expressly undertaken pursuant to this Sublease, Subtenant hereby releases and waives all claims against Sublandlord, its agents, employees and servants, for injury or damage to person, property or business sustained in or about the Sub-Premises by Subtenant, its agents, employees or servants, other than by reason of the negligence or wilful misconduct of Sublandlord or its respective agents or employees. Subtenant hereby agrees to defend, indemnify and hold Sublandlord harmless from and against any and all expense, loss, claims or liability including reasonable attorneys' fees arising out of or in connection with any act or omission of Subtenant, its agents, contractors or employees including, but not limited to, claims as a result of injury to or death of any person, property damage, claims of employees of Subtenant or arising out of or in connection with Subtenant's use and possession of the Sub-Premises, or its breach of this Sublease (including the terms of the Primary Lease).

   B. Sublandlord hereby agrees, provided Subtenant is not in default hereunder, to defend, indemnify and hold Subtenant harmless from and against any and all expense, loss, claims or liability, including reasonable attorney's fees due to Sublandlord's breach of its obligations hereunder or under the Primary Lease.

                9. Notices. All notices, demands, submissions and consents required hereunder shall be in writing and shall be deemed given when received if sent by expedited courier services, personal delivery or by certified mail, return receipt requested, postage prepaid, (a) to Subtenant, at 2880 Junction Avenue, San Jose California 95134, Attention:
Michael Mead, or (b) to Sublandlord, at 275 Washington Street, Newton, Massachusetts 02158-1630, with copies thereof to Reed Elsevier Inc.,
Attention: Henry Z. Horbaczewski, 275 Washington Street, Newton, Massachusetts 02158-1630, and to Benjamin J. Randall, Katz Randall & Weinberg, 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, or such other address as Subtenant may designate by notice to Subtenant.

                10. Insurance. Subtenant shall carry insurance during the entire Term hereof insuring Subtenant, and insuring, as additional named insureds, Sublandlord, Overlandlord and their respective agents, partners, beneficiaries and employees, as their interests may appear, with terms, coverages and in companies as required under the Primary
Lease. Subtenant shall, prior to the commencement of the Term, and during the Term, thirty (30) days prior to the expiration of the policies of insurance, furnish to Sublandlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Sublandlord and Subtenant.

                11. Access. Subtenant shall afford Sublandlord access to the Sub-Premises on the same terms as Overlandlord is entitled to access to the Premises demised under the Primary Lease.

                12. Broker. Each party represents and warrants to the other party that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Sublease, other than Colliers Parrish International, Inc. and The Grubb & Ellis Company (whose commissions, if any, shall be paid by Sublandlord). Each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage or other commission which may at any time be asserted against the indemnified party founded upon the claim that the substance of the aforesaid representation of the indemnifying party is untrue, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

                13. Waiver. One or more waivers of any covenant or condition by Sublandlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublandlord to or of any act by Subtenant requiring Sublandlord's consent or approval shall not be construed to waive or render unnecessary Sublandlord's consent or approval to or of any subsequent similar act by Subtenant.

                14. Effect. This Agreement shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

                15. Headings. The headings for the various Paragraphs herein are for reference only and are not part of this Agreement.

                16. Separability of Provisions. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require.

                17.     Payments upon Execution.

                        A. As additional security for the faithful and prompt performance of its obligation hereunder, Subtenant has concurrently with the execution of this Sublease paid to the Sublandlord the sum of FORTY-SIX THOUSAND NINE HUNDRED THREE AND NO/100 ($46,903.00) DOLLARS. Said security deposit need not be segregated and may be applied by Sublandlord for the purpose of curing any default or defaults of Subtenant hereunder, in which event Subtenant shall replenish said deposit in full by promptly paying to Sublandlord on demand the amount so applied. Sublandlord shall not pay any interest on said deposit, except as may be required by law. If Subtenant has not defaulted hereunder and Sublandlord has not applied said deposit to cure a default or Sublandlord has applied said deposit to cure a default and Subtenant has replenished the same, then said deposit, or such remaining portion thereof, shall be paid to Subtenant within thirty (30) days after the termination of this Sublease. Said deposit shall not be deemed an advance payment of rent or measure of Sublandlord's damages for any default hereunder by Subtenant.

                        B. Notwithstanding anything to the contrary herein set forth, the Monthly Base Rent payable for the first month of the Term shall be due and paid to Sublandlord concurrently upon the execution thereof by Subtenant.

                18. Physical Improvements. Subtenant acknowledges that it has inspected the Sub-Premises and agrees to accept possession of the Sub-Premises in their "as is" condition, it being understood and agreed that Landlord shall have no obligation to construct tenant improvements in the Sub-Premises or alter or improve in any way the present condition of the Sub-Premises. Subtenant further acknowledges that no representations as to the repair of the Sub-Premises, nor promises to alter, remodel, or improve the Sub-Premises, have been made by Sublandlord. Notwithstanding the forgoing, the Subtenant acknowledges that the Sublandlord has expended not in excess of THIRTY-SIX THOUSAND
AND NO/100 ($36,000.00) DOLLARS of the Improvement Allowance as defined in the Primary Lease and that all amounts of the Improvement Allowance in excess of THIRTY-SIX THOUSAND AND NO/100 ($36,000.00) DOLLARS may be expended by Subtenant to improve the Sub-Premises in accordance with the provisions of the Primary Lease.

                19. Damages from Certain Causes. Sublandlord shall not be liable or responsible to Subtenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Sub-Premises by Overlandlord pursuant to the terms of the Primary
Lease, or failure to make any such repairs.

                20. Sublet and Assignment. Subtenant shall not assign or transfer this Sublease, nor sublet the Sub-Premises or any part thereof without the prior consent of Sublandlord and the prior consent of Overlandlord (with respect to Overlandlord in the manner provided by the Primary Lease). Sublandlord's consent to any assignment or subletting shall not release Subtenant of liability under this Sublease or permit any subsequent prohibited act, unless specifically provided in such written consent. Subtenant agrees to pay to Sublandlord, on demand, all reasonable costs incurred by Sublandlord in connection with any request by Subtenant of Sublandlord in connection with any consent to any assignment or subletting by Subtenant. If Sublandlord consents to any assignment or sublease, Subtenant shall pay Sublandlord, as Additional
Rent in the case of each and every assignment or sublease, fifty (50%) per cent of all sums, including rents, additional charges or other consideration whatsoever payable to Subtenant (and/or Sublandlord in the case of an assignment) by the subtenant or assignee which exceed all rent under this Sublease accruing during the term of the sublease or assignment in respect of the subleased or assigned space (i.e., allocated in proportion to the space demised, as reasonably computed by Subtenant's fixtures, leasehold improvements, equipment, furniture or furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Subtenant's federal income tax returns), less the actual costs expended for brokerage commissions, lease preparation and negotiation and improvements to the Sub-Premises.

                21. Enforcement of Overlandlord Obligations. Subtenant shall have no remedy against Sublandlord for the enforcement of any of the terms, provisions or obligations of Overlandlord under the Primary Lease. Whenever there shall be any right to enforce any rights against Overlandlord under the Primary Lease with respect to the Sub-Premises, including, without limitation, a default by Overlandlord under the Primary Lease relating to the Sub-Premises, Subtenant shall promptly notify Sublandlord thereof in writing and Subtenant may request
Sublandlord to attempt to enforce such rights (for the purpose of this section, Sublandlord's "attempt to enforce" shall mean and be limited solely to the transmission of notices which are contemplated to be given under the Primary Lease). If such request is made and Sublandlord fails to attempt to enforce such rights within a reasonable period thereafter, then Subtenant shall have the right in its own name, or in Sublandlord's name, to attempt to enforce any such rights of Subtenant. Such enforcement shall be at the sole cost and expense of Subtenant and Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any loss, cost, damage, claim, liability or expense (including reasonable attorneys' fees and court costs) incurred by Sublandlord as a result of Subtenant's attempted enforcement as aforesaid of any rights of Subtenant. Notwithstanding anything contained herein to the contrary, in no event shall Subtenant attempt to enforce such rights so as to either:
(i) create a default by Sublandlord, as Tenant, under the Primary Lease or (ii) cause a termination or modification of the Primary Lease.
Subtenant shall promptly inform Sublandlord, in writing, from time to time, of all developments in connection with any such claim, action or proceeding and Sublandlord shall have the right, but not the duty, to participate in any such proceedings.

                22. Effective Date of Sublease. This Sublease shall only be effective upon the execution and delivery hereof by each of the undersigned and upon the acceptance hereof by the Overlandlord under the Primary Lease.

                IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year first above written.

SUBLANDLORD:    REED ELSEVIER INC. a
Massachusetts corporation


        By:
                Its:



SUBTENANT:      DIAMOND MULTIMEDIA SYSTEMS,
INC., a Delaware Corporation


        By:
                Its: